                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   MORTON INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                   MORTON INTERNATIONAL, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

   [LOGO]

S. JAY STEWART
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

September 11, 1998

Dear Shareholder:

It is my pleasure to invite you to the 1998 Annual Meeting of Shareholders of Morton International, Inc., which will be held on Thursday, October 22, 1998, at the Mid-America Club, 200 East Randolph Drive (80th floor), Chicago, Illinois, commencing at 10:00 A.M. local time. Information relative to the matters to be voted upon at the meeting is in the formal notice of the meeting and proxy statement on the following pages.

It is important that your shares be represented at this meeting whether or not you plan to attend in person. Therefore, please sign, date and return your proxy promptly in the enclosed envelope. This will not limit your rights to vote in person or attend the meeting.

A public news release covering voting results will be available immediately after the meeting.

The Company's Annual Report for the fiscal year ended June 30, 1998, is being distributed to shareholders with this proxy statement.

Sincerely,

/s/ S. Jay Stewart

                           MORTON INTERNATIONAL, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Morton International, Inc. (the "Company") will be held on Thursday, October 22, 1998, at the Mid-America Club, 200 East Randolph Drive (80th floor), Chicago, Illinois at 10:00 A.M. local time to consider and vote upon:

    1.  Election of four directors (see pages 2-5).

    2. Ratification of the appointment of Ernst & Young LLP as the Company's independent auditing firm for the fiscal year ending June 30, 1999 (see page 18).

    3. Any other business that may properly come before the meeting and any adjournment thereof.

The close of business on August 24, 1998, has been fixed as the record date for the meeting. All shareholders of record on that date are entitled to be present and vote at the meeting.

Attendance at the annual meeting will be limited to shareholders of record, beneficial owners of Company common stock entitled to vote at the meeting having evidence of ownership, the authorized representative (one only) of an absent shareholder, and invited guests of management. Any person claiming to be an authorized representative of a shareholder must, upon request, produce written evidence of such authorization.

The meeting will be conducted pursuant to the Company's by-laws and rules of order prescribed by the chairman of the meeting.

By order of the Board of Directors

/s/ Raymond P. Buschmann

Raymond P. Buschmann
Vice President for Legal Affairs,
General Counsel and Secretary

September 11, 1998

--------------------------------------------------------------------------------

                           MORTON INTERNATIONAL, INC.
                           100 NORTH RIVERSIDE PLAZA
                          CHICAGO, ILLINOIS 60606-1596

--------------------------------------------------------------------------------

                                PROXY STATEMENT
                                                              September 11, 1998

                                  INTRODUCTION

    Effective April 30, 1997, Morton International, Inc. ("Old Morton") contributed its salt and specialty chemicals businesses to a newly created subsidiary, New Morton International, Inc. ("New Morton"), all the outstanding common stock of which was then spun off on a share-for-share basis to the shareholders of Old Morton. Immediately thereafter, New Morton's corporate name was changed to Morton International, Inc. (the "Company"), and Old Morton's automotive safety products business was combined with the businesses of Autoliv AB, a Swedish corporation, through the formation of a new Delaware holding corporation, Autoliv, Inc. Since the foregoing transactions, the Company and Autoliv, Inc. have been independent publicly owned companies with separate, independent boards of directors and management.

    The majority of the present directors and executive officers of the Company, however, had corresponding positions and responsibilities with Old Morton prior to April 30, 1997. Consequently, certain information in this proxy statement concerning such persons which covers periods prior to April 30, 1997 (such as compensation received and stock options exercised) is based on their service with Old Morton. Therefore, the term Company as used herein includes Old Morton during the periods when it had corresponding shareholders, directors and officers.

                            SOLICITATION OF PROXIES

    This Proxy Statement is furnished in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies for use at its Annual Meeting of Shareholders, to be held on Thursday, October 22, 1998, and at any adjournment thereof (the "1998 Annual Meeting" or the "meeting").

    The shares represented by all properly executed and unrevoked proxies received in proper form in time for the meeting will be voted. Shares will be voted in accordance with shareholders' instructions in the accompanying proxy. If no instructions are given, the shares will be voted in accordance with the Board's recommendations, which are noted herein. Any proxy given may be revoked at any time before it is voted at the meeting.

    Directors will be elected by a plurality of the votes cast at the meeting in person or by proxy and entitled to vote thereon. Votes withheld as to one or more nominees will not be counted as votes cast for such individuals. Any other proposal properly brought before the meeting will be decided by a majority of votes cast with respect thereto. Consequently, abstentions and broker non-votes (votes withheld by brokers in the absence of instructions from street-name holders) are not counted for purposes of determining whether a proposal has been approved, but they are counted for purposes of establishing a quorum at the meeting.

    The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of the Company's common stock of whom they have knowledge, and will reimburse them for their expenses in so doing; and certain directors, officers and other employees of the Company, not specially employed for the purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or telegraph. In addition, the Company has retained Georgeson & Company Inc. to assist in the solicitation for a fee of $11,000 plus expenses.

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                           1.  ELECTION OF DIRECTORS

    The Company's by-laws provide that the size of the Board shall be fixed from time to time by Board resolution. The Board presently consists of 10 members, divided into 3 classes. Directors in each class are elected, on a rotating basis at the annual shareholders meeting at which the term for such class expires, for terms expiring (except as noted herein) at the third subsequent annual meeting of shareholders.

    Listed on the following pages as nominees for election at the 1998 Annual Meeting for three-year terms are the four directors whose present terms will expire at that time. All nominees are presently serving as directors, and the Company has not been advised by any nominee that he or she will not serve if elected.

    THE BOARD RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR.

BOARD MEETING ATTENDANCE AND COMPENSATION OF DIRECTORS

    The Board met 7 times during the fiscal year ended June 30, 1998 (fiscal
1998). All of the directors were present for 75% or more of the total meetings of the Board and Board committees of which they were members.

    Directors who are employees of the Company or any subsidiary thereof do not receive compensation for service on the Board or Board committees. Non-employee directors receive for their services a retainer of $28,000 per year, plus a fee of $1,500 for each Board meeting attended.

    In addition, non-employee directors who are chairmen of the Audit Committee and Compensation Committee each receive additional annual retainers of $2,500; the chairman of the Nominating & Organization Committee receives an additional annual retainer of $1,500; and all committee chairmen and members receive $750 for attendance at each meeting of their particular committees.

    Non-employee directors who are elected or continuing as such at annual shareholders meetings also receive grants of 500 shares of Company common stock as of the dates of each such meeting under the 1994 Non-Employee Director Stock Plan. The value of the 500 shares received by each director as of the October 1997 annual meeting was $17,359.40.

    The Company has a Non-Employee Directors Deferred Compensation Plan, under which participants may elect to defer all or a portion of their cash (but not stock) compensation. This Plan utilizes phantom Company stock, plus amounts equivalent to dividends paid thereon, to value deferred balances, which as a result fluctuate from time to time in accordance with the stock's market performance. Distributions of Plan balances are made in cash following a participant's death or termination of service as a director, in amounts based on the stock's market value at the time of the particular distribution.

--------------------------------------------------------------------------------

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NOMINEES FOR DIRECTOR AT THE OCTOBER 1998 ANNUAL MEETING

                      W. JAMES FARRELL, age 56, has been a director of the
                  Company and its predecessor since August 1996. He is Chairman (since May 1996) and Chief Executive Officer and a director (since 1995) of Illinois Tool Works Inc. (ITW), a multinational manufacturer of fasteners, components, assemblies and systems. Mr. Farrell joined ITW in 1965, and since 1972 he has served in numerous senior executive capacities before election to his present positions. In addition, he is a director of Premark International, Inc. and The Quaker Oats Company. He holds a degree in Electrical Engineering from the University of Detroit.
[PHOTO]

                      RICHARD L. KEYSER, age 55, is Chairman of the Board (since
                  September 1997), Chief Executive Officer (since March 1995), and a director (since 1992) of W. W. Grainger, Inc., a nationwide distributor of maintenance, repair and operating supplies. He joined Grainger in 1986 as a vice president, and subsequently served in several senior executive capacities before assuming his present positions. He has been a director of the Company and its predecessor since January 1995. He has a B.S. in Nuclear Science from the U.S. Naval Academy and an M.B.A. from Harvard University.
[PHOTO]

                      REBECCA A. MCDONALD, age 46, is President and Chief
                  Executive Officer (since 1997) of Amoco Energy Development Company, a petroleum company. From 1993 to 1997, Mrs. McDonald served as President, Natural Gas Group, Worldwide, for Amoco Corporation. Mrs. McDonald was elected a director of the Company in January 1998. She is also a director of Granite Construction Incorporated. Mrs. McDonald holds a B.S. degree from Stephen F. Austin University.
[PHOTO]

                      ROGER W. STONE, age 63, is Chairman of the Board (since
                  1983), President (since 1975), and Chief Executive Officer (since 1979) of Stone Container Corporation, a multinational producer and marketer of pulp, paper, and packaging products. He has been a director of the Company and its predecessor since 1987. Mr. Stone is also a director of Abitibi-Consolidated, Autoliv, Inc., McDonald's Corporation, Option Care, Inc. and Venepal S.A.C.A. He is a graduate of the University of Pennsylvania Wharton School of Finance.
[PHOTO]

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                                                                               3

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INCUMBENT DIRECTORS -- TERMS EXPIRING AT THE OCTOBER 1999 ANNUAL MEETING*

                      DENNIS C. FILL, age 69, is (since June 1992) Chairman and
                  Chief Executive Officer of Advanced Technology Laboratories, Inc., formerly named Westmark International Incorporated, a medical electronics systems manufacturer, where he held corresponding offices since 1986. Mr. Fill has been a director of the Company and its predecessors since 1978. He is also a director of Beckman Coulter, Inc. and Cytran, Inc. Mr. Fill attended Ealing College, the Institute of Export and the Borough Polytechnic branch of London University. He also served in the Royal Air Force.
[PHOTO]

                      WILLIAM E. JOHNSTON, age 58, has been a director of the
                  Company and its predecessor since January 1996. He is President and Chief Operating Officer of the Company (since October 1995), prior to which he was (since 1993) its Executive Vice President, Administration and (from 1981 until
                  1993) President of its Salt Group. He is also a director of Unitrin, Inc. Mr. Johnston holds a B.A. degree from St. Joseph's College and an M.B.A. degree from the University of Chicago.
[PHOTO]

                      EDWARD J. MOONEY, age 57, is Chairman (since July 1994),
                  Chief Executive Officer (since April 1994), President (since
                  1990) and a director (since 1988) of Nalco Chemical Company, a producer and marketer of specialty chemicals and services for water and industrial process treatment. Mr. Mooney was Chief Operating Officer of Nalco from 1992 to 1994. He has been a director of the Company and its predecessor since August 1995. In addition, he is a director of FMC Corporation, as well as Northern Trust Corporation and its subsidiary The Northern Trust Company. He has a B.S. in Chemical Engineering and a J.D. degree from the University of Texas.
[PHOTO]

--------------------------------------------------------------------------------

--------
* Except for Mr. Fill whose term will expire in July 1999, when he will reach age 70.

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INCUMBENT DIRECTORS -- TERMS EXPIRING AT THE OCTOBER 2000 ANNUAL MEETING*

                      RALPH M. BARFORD, age 69, is President of Valleydene Corp.
                  Ltd., an investment company. He is also Chairman of GSW, Inc., a manufacturer of consumer products, and a director of Bank of Montreal, BCE Inc., Bell Canada, Hollinger, Inc. and Northern Telecom Limited. Mr. Barford has been a director of the Company and its predecessors since 1971. He holds a Bachelor of Commerce degree from the University of Toronto and an M.B.A. degree from Harvard University.
[PHOTO]

                      JAMES R. CANTALUPO, age 54, is Vice Chairman (since 1998)
                  of McDonald's Corporation, a global foodservice retailer. He also serves as Chairman (since 1998) and Chief Executive Officer--International (since 1991) for McDonald's Corporation and is a member of its board of directors. Mr. Cantalupo has been a director of the Company and its predecessor since January 1996. He is a graduate of the University of Illinois as well as a certified public accountant.
[PHOTO]

                      S. JAY STEWART, age 60, became Chairman and Chief
                  Executive Officer of the Company in April 1994. Also, he has been a director of the Company and its predecessors since 1986, and was its President and Chief Operating Officer from 1986 through March 1994. In addition, he is a director of Household International, Inc. and Autoliv, Inc. Mr. Stewart holds a B.S. degree in Chemical Engineering from the University of Cincinnati and an M.B.A. degree from West Virginia University.
[PHOTO]

--------------------------------------------------------------------------------

IN MEMORIAM

                      WILLIAM T. CRESON. We are saddened by the loss of William
                  Creson, who died August 2, 1998, at age 69. His contributions to the Company and the Board were many and he will be missed. Mr. Creson served as a director of the Company and its predecessors since March 23, 1981. He also served as the Chairman of the Audit and Compensation Committees and as a member of the Nominating and Organization Committee, and would have retired in July of 1999. Mr. Creson retired in 1986 from Crown Zellerbach Corporation, where he served as Chairman, President and Chief Executive Officer.
[PHOTO]

--------------------------------------------------------------------------------

--------
* Except for Mr. Barford whose term will expire in July 1999, when he will reach age 70.

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COMMITTEES OF THE BOARD

    There are four standing committees of the Board: Audit, Compensation, Executive, and Nominating & Organization.

    The Audit Committee recommends to the Board the independent auditors to be selected to audit the Company's annual financial statements and reviews the fees charged for such audits and for any special assignments given such auditors. The committee also reviews the annual audit and its scope, including the independent auditors' letter of comments and management's responses thereto; possible violations of the Company's business ethics and conflicts of interest policies; any major accounting changes made or contemplated; and the effectiveness and efficiency of the Company's internal audit staff. In addition, the committee confirms that no restrictions have been imposed by Company personnel on the scope of independent auditors' examinations. Members of this committee are Messrs. Cantalupo (Chairman), Farrell and Keyser, Mrs. McDonald and Mr. Mooney. The committee met twice in fiscal 1998.

    The Compensation Committee annually reviews and reports to the Board on pension plan investment performance, and makes recommendations to the Board with respect to the creation and amendment of pension and welfare plans of the Company and its subsidiaries. The committee also approves senior officers' salaries and administers the Company's employee cash and stock incentive compensation plan. Members of this committee are Messrs. Stone (Chairman), Barford, Fill and Keyser. The committee met 3 times in fiscal 1998.

    The Executive Committee has and may exercise all the powers and authority of the Board in the management of its business and affairs, except that the committee does not have the power to amend the Company's by-laws or articles of incorporation (except to fix the designations, preferences and other terms of any of its preferred stock), authorize the issuance of stock, authorize distributions (other than pursuant to a formula set by the Board), adopt an agreement of merger or consolidation, approve a plan of merger that does not require a vote of shareholders under Indiana law, fill vacancies in the Board or Executive Committee or recommend to shareholders action that Indiana law requires be approved by shareholders. Members of this committee are Messrs. Stewart (Chairman), Cantalupo and Johnston, Mrs. McDonald and Mr. Stone. The committee met once in fiscal 1998.

    The Nominating & Organization Committee identifies and evaluates individuals for potential directorships and makes recommendations accordingly to the Board to fill vacancies or new positions on the Board, as well as recommending to the Board the management slate of nominees for election as directors at annual shareholders meetings. The committee also makes recommendations to the Board regarding the size and composition of the Board and Board committees; compensation of non-employee directors; and management succession. In addition, the committee reviews the development of the management organization structure. Members of this committee are Messrs. Barford (Chairman), Farrell, Fill and Mooney. The committee met twice in fiscal 1998.

    Written nominations by shareholders for directors will be considered by the Nominating & Organization Committee provided they are received by the Corporate Secretary of the Company at its principal executive offices pursuant to timely advance written notice in accordance with its by-laws* and contain all information specified in such by-laws. No such nominations were received for the 1998 Annual Meeting. For the Company's 1999 Annual Meeting, any such nominations must be received by the Company between July 24 and August 24, 1999.

--------
* A copy of the Company's by-laws may be obtained by written request to its Corporate Secretary.

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                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    On August 24, 1998, the record date for the 1998 Annual Meeting, there were 124,812,931 shares of common stock outstanding, each entitled to one vote. Only shareholders of record on that date will be entitled to vote at the meeting. The Company has no other class of equity securities outstanding. As of the date of this proxy statement, there was no known beneficial ownership of more than 5% of the Company's common stock.

    The following table shows the Company's common stock beneficially owned as of August 24, 1998, by each director and each executive officer named in the Summary Compensation Table on page 12; and by all directors and executive officers of the Company as a group. Each of the following persons and members of the group had sole voting and investment power with respect to the shares shown unless otherwise indicated. No director or executive officer owns more than 1% of the Company's common stock. Directors and officers as a group own 2.28%

                                                                                                    SHARES
                                                                                                 BENEFICIALLY
                                                                                                   OWNED(1)
                                                                                                 ------------
Ralph M. Barford...............................................................................     101,000
Walter W. Becky II.............................................................................     144,753
James R. Cantalupo.............................................................................       5,419  (2)
W. James Farrell...............................................................................       1,500
Dennis C. Fill.................................................................................      14,400
James J. Fuerholzer............................................................................     157,816
Stephen A. Gerow...............................................................................     175,699
William E. Johnston............................................................................     499,673
Richard L. Keyser..............................................................................       8,287  (2)
Rebecca A. McDonald............................................................................         500
Edward J. Mooney...............................................................................       2,400
S. Jay Stewart.................................................................................   1,094,335
Roger W. Stone.................................................................................      10,921  (2)
All directors and executive officers as a group (22 persons including those named).............   2,895,178

--------
(1) Includes shares which the individuals have the right to acquire within 60 days through the receipt of 500 shares each under the Non-Employee Directors Stock Plan for Directors Barford, Cantalupo, Farrell, Fill, Keyser, McDonald, Mooney and Stone; and upon the exercise of stock options which are exercisable presently or within 60 days: Mr. Stewart, 831,865 shares; Mr. Johnston, 394,885 shares; Mr. Fuerholzer, 138,144 shares; Mr. Gerow, 164,315 shares; and Mr. Becky, 117,257 shares; and all directors and officers as a group, 2,186,241 shares.

(2) The shares owned by Messrs. Cantalupo, Keyser and Stone include, respectively, 1,919, 5,287 and 5,421 shares of phantom stock credited as of June 30, 1998, to their accounts under the Non-Employee Directors Deferred Compensation Plan described on page 2 of this proxy statement.

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            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    For the period July 1, 1997 to June 30, 1998, the Company believes all
Section 16(a) filing requirements applicable to its officers and directors were complied with, except that a Form 4 report inadvertently was not filed on a timely basis for one transaction for Nancy A. Hobor, an officer of the Company.
--------------------------------------------------------------------------------

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    The Compensation Committee is comprised exclusively of directors who are not and have never been Company employees. No Company executive officer serves on the compensation committee of another company for which any member of the Company's Compensation Committee serves as an executive officer.
--------------------------------------------------------------------------------

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    As reported on page 6, the Compensation Committee of the Board (the "Committee") approves senior officers' salaries and administers the Company's cash and stock incentive compensation plan. The purpose of this plan and the objectives of the Committee are to:

    - pay for performance, motivating both long-and short-term performance on behalf of Company shareholders,

    - provide competitive compensation programs so as to be able to attract, retain and motivate top management talent,

    - place greater emphasis on at risk incentive compensation than on fixed salaries, particularly for senior executives,

    - base the incentive compensation of business unit executives in large part on the performance of their operations, while including a component which recognizes overall Company performance as well, and

    - most importantly, join shareholder and management interests.

    To further these objectives, the compensation of senior executive officers includes four components: (1) base salaries, (2) annual bonus programs, (3) a long-term incentive program, and (4) stock options.

    Periodically, the Committee arranges for studies by independent compensation consulting firms comparing total compensation of the Company's senior executive officers with compensation of executives in similarly sized companies. These companies include, but are not limited to, companies represented in the S&P Chemicals (Specialty) Index in the Stock Performance Graph on page 11, since the Company's competitors for executive employees are not always the same as those for shareholders' investments. The last such study, which was performed in August 1998, confirmed that base salaries are slightly lower than the averages in the study group. The study also showed that the Company continues to place emphasis on performance based compensation, so that total compensation is above such averages when goals are significantly exceeded.

--------------------------------------------------------------------------------

BASE SALARIES

    The Committee approves salary changes for senior executive officers in accordance with the Company's written salary administration policy. This policy is a long-standing one designed and periodically reviewed in consultation with external compensation consultants. Salary ranges are established for various positions through job evaluation and comparison with competitive salary data. Within the ranges, adjustments are recommended on the basis of position within the range, individual performance, and a corporate merit salary percentage factor. Consistent with the Company's overall objectives, these adjustments, combined with bonuses as outlined below, emphasize payment for performance.

ANNUAL BONUS PROGRAMS

    Following fiscal 1998, the Committee considered annual bonus payments based on performance during that year. Under the annual bonus program applicable to senior executive officers, award levels may range from zero to 120% of their base salaries as of the beginning of the performance period, depending on salary grade and attainment of Company and applicable business unit profit targets as approved by the Committee. Company earnings per share ("EPS") from continuing operations for fiscal 1998 improved over fiscal 1997 but fell below expectations. Diluted EPS on a continuing basis (before the $15.0 million special charge in fiscal 1998) increased 11% over 1997. Based on these factors and the terms of such annual bonus program, the Committee approved one bonus payment to a senior business unit executive officer.

LONG-TERM INCENTIVE PROGRAM (LTIP)

    Also following fiscal 1998, the Committee considered LTIP payments to senior executive officers based on performance during the three-year period from fiscal 1996 through fiscal 1998. LTIP participants are selected by the Committee annually prior to the beginning of each particular three-year performance period. Depending on the participant's salary grade, possible award levels range from zero if less than 5% compound annual growth in Company or applicable business unit profit goals as approved by the Committee is realized over the three-year period to a maximum 240% of base salary if 20% or greater compound annual growth is realized. Based on the terms of the LTIP for fiscal 1996 through fiscal 1998, the Committee approved LTIP payments to 7 senior executive officers ranging from 50% to 161% of their annual base salaries as of the beginning of the performance period.

STOCK OPTIONS

    In addition, the Committee authorizes stock option grants to selected employees, currently including all executive officers, at approximate one-year intervals. The Company's stock option guidelines were designed and have been revised periodically with the assistance of external compensation consultants. These guidelines provide for a specific number of options, the value of which is derived from the midpoint of the salary range for each specific salary grade, as periodically adjusted by means of a formula that utilizes the stock's average market value during the last month of the most recent fiscal year. The formula does not, however, consider an individual's previous option grants. All options granted to executive officers in fiscal 1998 are for 10 year terms, with an exercise price equal to the stock's market value on the date of grant, and become exercisable after one year of continued employment following the grant date. Executive officers received grants in August 1997 (fiscal 1998) ranging from 5,800 shares to 56,700 shares.

--------------------------------------------------------------------------------

CHIEF EXECUTIVE OFFICER

    The fiscal 1998 compensation of the Company's Chairman and Chief Executive Officer, S. J. Stewart, was determined in accordance with the salary policy, bonus programs and stock option guidelines previously discussed.

    In August 1997 the Committee approved a stock option grant of 56,700 shares, and a salary increase of $30,000 (effective September 1, 1997), for Mr. Stewart. His resulting base salary, $720,000, is slightly above the middle of the salary range established for this position.

    As previously discussed, Company earnings for fiscal 1998 were below expectations and in accordance with the terms of the annual bonus program, no annual incentive payment was made to Mr. Stewart. Under the terms of the LTIP, the Committee approved a payment of $1,032,896 to Mr. Stewart, since the Company exceeded the goal of 10% compound growth in earnings per share for the three year period from fiscal 1996 through fiscal 1998 by achieving an actual compounded growth rate of approximately 15.5%.

LIMITATION ON DEDUCTIBILITY OF CERTAIN COMPENSATION

    Section 162(m) of the Internal Revenue Code (the "Code") generally disallows a tax deduction to public companies for annual compensation over $1 million paid to their chief executive officers and the four other most highly compensated executive officers that is not "performance-based" (as defined in the Code). It is the Committee's general policy to avoid the loss of tax deductibility whenever compliance with Section 162(m) would be consistent with the Company's incentive compensation objectives. Consequently, the employee incentive compensation programs in which the Company's most highly compensated officers participate have been restructured to comply with the Code's definition of performance-based compensation. Notwithstanding its general policy, however, the Committee retains the discretion to authorize incentive payments that may not be deductible if it believes that doing so would be in the best interests of the Company and its shareholders.

           The Compensation Committee
           Roger W. Stone, CHAIRMAN
           Ralph M. Barford
           Dennis C. Fill
           Richard L. Keyser

--------------------------------------------------------------------------------

STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative shareholder returns on the Company's common stock; the Standard & Poor's-Registered Trademark- 500 Stock Index; and the Standard & Poor's-Registered Trademark- Chemicals (Specialty) Index. Public trading of Company stock began on May 1, 1997; public trading of Old Morton stock ended on April 30, 1997. Consequently, the period covered on the graph is limited to the Company's returns from May 1, 1997.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               CUMULATIVE TOTAL RETURN
Based on initial investment of $100 beginning May 1,
1997

with dividends reinvested

                                                           Morton International
                                                                           Inc.    S&P 500(R)  S&P Chemicals (Specialty) Index

01-May-97                                                               $100.00       $100.00                          $100.00

Jun-97                                                                  $100.21       $110.84                          $114.36

Sep-97                                                                  $117.86       $119.14                          $121.77

Dec-97                                                                  $114.92       $122.56                          $127.85

Mar-98                                                                  $110.09       $139.66                          $128.38

Jun-98                                                                   $84.19       $144.27                          $114.70

SOURCE: GEORGESON & COMPANY, INC.

                                           MAY 1      JUNE       SEPT.      DEC.       MARCH      JUNE
                                           1997       1997       1997       1997       1998       1998

Morton International, Inc..............  $  100.00  $  100.21  $  117.86  $  114.92  $  110.09  $   84.19
S&P 500-Registered Trademark-..........     100.00     110.84     119.14     122.56     139.66     144.27
S&P Chemicals (Specialty) Index........     100.00     114.36     121.77     127.85     128.38     114.70

Note: The total return for the S&P indices begins April 30, 1997. The total return for Morton International, Inc. is based on the company's opening price of $30.125 on May 1, 1997.

--------------------------------------------------------------------------------

SUMMARY COMPENSATION TABLE

                                                                                                  LONG-TERM
                                                                                                COMPENSATION
                                                                                            ---------------------
                                                             ANNUAL COMPENSATION              AWARDS     PAYOUTS
                                                    --------------------------------------  ---------------------
                                                                                            SECURITIES
                                                                            OTHER ANNUAL    UNDERLYING     LTIP      ALL OTHER
         NAME AND PRINCIPAL                                                 COMPENSATION      OPTIONS    PAYOUTS   COMPENSATION
              POSITION                 FISCAL YEAR  SALARY($)   BONUS($)       ($)(1)           (#)       ($)(2)      ($)(3)
--------------------------------------------------------------------------------------------------------------------------------

S. JAY STEWART                               1998   $ 715,000  $  -0-      $     -0-            56,700   $1,032,896   $  21,450
Chairman and Chief                           1997     685,833     661,991      3,031,697        66,689   1,440,000      20,575
 Executive Officer                           1996     660,833     654,528        174,365        74,797   1,070,000      19,825
--------------------------------------------------------------------------------------------------------------------------------

WILLIAM E. JOHNSTON                          1998   $ 465,417  $  -0-      $     -0-            30,200   $426,070    $  13,963
President and Chief Operating Officer        1997     443,750     387,821        959,056        35,306    500,000       13,313
                                             1996     396,000     299,992        153,861        66,428    500,000       11,880
--------------------------------------------------------------------------------------------------------------------------------

JAMES J. FUERHOLZER                          1998   $ 288,333  $  -0-      $     -0-            18,800   $ -0-       $   8,650
Executive Vice President of Portfolio        1997     275,417     152,673        -0-            22,360     67,556        8,263
 and Technology Development                  1996     243,250     104,397        -0-            27,983    154,500        7,415
--------------------------------------------------------------------------------------------------------------------------------

STEPHEN A. GEROW                             1998   $ 270,167  $  -0-      $     149,395        11,300   $124,150    $   8,105
President, Coatings                          1997     259,167     225,000        -0-            13,469    268,250        7,775
 Group                                       1996     248,167     162,791        -0-            14,907    360,000        7,445
--------------------------------------------------------------------------------------------------------------------------------

WALTER W. BECKY, II                          1998   $ 229,417  $   68,000  $     -0-            11,300   $ 96,720    $   6,883
President, Salt Group                        1997     217,000     151,113        -0-            13,861     -0-           6,510
                                             1996     205,000     153,004        -0-            14,907     -0-           6,150
--------------------------------------------------------------------------------------------------------------------------------

(1) Amounts in this column consist of cash payments to the indicated individuals pursuant to pre-fiscal 1991 stock option agreement provisions for reimbursement of their income tax liability upon exercise of the related options (for a description of such payments, see note (2) to the option exercise table on page 14).

(2) Amounts in this column consist of Long-Term Incentive Program (LTIP) awards earned during three-year performance periods ending on the last day of the indicated fiscal years and paid out approximately two months thereafter.

(3) Amounts in this column consist of Company contributions to the named individuals' accounts in the Company's basic and supplemental Employee Savings and Investment (defined contribution) Plans.

--------------------------------------------------------------------------------

OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS(2)
                                  -----------------------------------------------------         POTENTIAL REALIZABLE VALUE
                                    NUMBER OF      % OF TOTAL    EXERCISE                       AT ASSUMED ANNUAL RATES OF
                                   SECURITIES       OPTIONS       OR BASE                        STOCK PRICE APPRECIATION
                                   UNDERLYING      GRANTED TO      PRICE                             FOR OPTION TERM
                                     OPTIONS      EMPLOYEES IN     (PER      EXPIRATION   --------------------------------------
            NAME(1)                GRANTED(#)     FISCAL YEAR    SHARE)(2)      DATE       0%        5%($)(3)       10%($)(3)
--------------------------------------------------------------------------------------------------------------------------------
Mr. Stewart                           56,700          6.4%        $   33.53   8/28/07       -0-       $1,195,744      $3,030,136

Mr. Johnston                          30,200          3.4%            33.53   8/28/07       -0-          636,886       1,613,935

Mr. Fuerholzer                        18,800          2.1%            33.53   8/28/07       -0-          396,472       1,004,701

Mr. Gerow                             11,300          1.3%            33.53   8/28/07       -0-          238,305         603,890

Mr. Becky                             11,300          1.3%            33.53   8/28/07       -0-          238,305         603,890

All Shareholders                     N/A            N/A            N/A         N/A          -0-    2,621,705,667   6,643,916,901

All Optionees                        883,740          100%            33.40   various(4)    -0-       18,563,030      47,042,362

Optionee Gain as % of All            N/A            N/A            N/A         N/A         N/A               0.7%            0.7%
 Shareholders' Gain
--------------------------------------------------------------------------------------------------------------------------------

(1) All options held by the named individuals include limited stock appreciation rights (LSARs), which are issued in tandem with stock options. LSARs give the holders thereof the right to receive cash in an amount equal to the spread between the exercise price of the related options and the stock's fair market value during the 90-day period following a change in control of the Company (as such term may be defined from time to time by the Board of Directors) in lieu of exercising the related options, which are canceled upon exercise of LSARs.

(2) The exercise price shown for individual optionees is the fair market value of the Company's common stock on the date of grant (calculated as the average of its high and low sales prices on that date reported on the New York Stock Exchange Composite Tape). The exercise price shown for all optionees is the weighted average of all options granted in fiscal 1998. Options become exercisable one year following the dates of grant, and exercise prices may be paid in cash or previously owned shares of Company common stock.

(3) The amounts shown in these two columns represent potential realizable values using the options granted and exercise prices. The assumed rates of stock price appreciation are set by SEC rules and are not intended to forecast the future appreciation of Company common stock.

(4) The expiration dates of options granted during fiscal 1998 are 8/28/07, 9/14/07, 10/23/07, 1/22/08, 3/7/08, 4/1/08, 5/22/08 and 6/27/08.

--------------------------------------------------------------------------------

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

                                                                   NUMBER OF SECURITIES
                                                                  UNDERLYING UNEXERCISED
                                                                    OPTIONS AT FISCAL        VALUE OF UNEXERCISED IN-THE-
                                                                       YEAR END(#)           MONEY OPTIONS AT FISCAL YEAR
                                                               ----------------------------             END($)
                               SHARES ACQUIRED      VALUE                                    ----------------------------
NAME                           ON EXERCISE (#)  REALIZED($)(1) EXERCISABLE(2) UNEXERCISABLE  EXERCISABLE(3) UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------------
Mr. Stewart                          -0-             N/A           775,165       56,700          5,770,741       -0-
Mr. Johnston                         -0-             N/A           364,685       30,200          3,083,793       -0-
Mr. Fuerholzer                        5,015      $    95,041       119,344       18,800            617,580       -0-
Mr. Gerow                             9,000          189,754       153,015       11,300          1,333,845       -0-
Mr. Becky                             9,564          157,412       105,957       11,300            710,820       -0-
-------------------------------------------------------------------------------------------------------------------------

(1) The average of the Company stock's high and low sales prices reported on the New York Stock Exchange Composite Tape for the particular exercise dates, minus the applicable exercise prices, multiplied by the number of option shares exercised.

(2) Non-qualified options in this column that were granted to the named individuals prior to fiscal 1991 (provided they were executive officers on the grant dates) include supplemental cash payment rights, pursuant to which payments are made to optionees upon exercise of such options or the related LSARs described in note (1) to the option grants table on page 13 in reimbursement of their income tax liability from such exercises and payments.

(3) The average of the Company stock's high and low trading prices (calculated as in note (1) above) on the last trading day of fiscal 1998 ($25.375 per share), minus the applicable exercise prices, multiplied by the number of option shares held. Such values do not include the supplemental cash payment rights described in note (2) above.

--------------------------------------------------------------------------------

LONG-TERM INCENTIVE PROGRAM (LTIP) -- AWARDS IN LAST FISCAL YEAR

                                                                       ESTIMATED FUTURE PAYOUTS UNDER
                                                     PERFORMANCE OR     NON-STOCK PRICE-BASED PROGRAM
                                                      OTHER PERIOD     -------------------------------
                                                    UNTIL MATURATION
NAME                                                    OR PAYOUT      THRESHOLD   TARGET    MAXIMUM
------------------------------------------------------------------------------------------------------
Mr. Stewart                                              3 years       $ 360,000  $720,000  $1,440,000
Mr. Johnston                                             3 years         234,500   469,000     938,000
Mr. Fuerholzer                                           3 years         116,000   232,000     464,000
Mr. Gerow                                                3 years         109,000   218,000     436,000
Mr. Becky                                                3 years          92,500   185,000     370,000

--------------------------------------------------------------------------------

    Individual target incentive awards under the LTIP are percentages of participants' salaries ranging from 60% to 100%, depending on their salary grades, subject to 20% plus or minus adjustments authorized prior to the beginning of the applicable performance period by the Compensation Committee. The target awards reported in the foregoing table require a 10% compound annual growth in Company or applicable business unit profits and the achievement of return on net assets ("RONA") goals over the three-year performance period beginning on July 1, 1998, and ending on June 30, 2001. Maximum awards can be up to two times target award levels to reflect 20% or greater compound earnings growth and full achievement of RONA goals over the performance period, but are zero if compound earnings growth is less than the 5% threshold level and minimum RONA goal levels are not achieved.

    In the event of a change in control of the Company (as defined in the LTIP), the performance periods with respect to all outstanding incentive awards would terminate and the related incentive awards would be payable. The amount payable with respect to any award would be equal to the percent of target based upon the greater of 100% or the weighted average of (i) the percent of target earned to the most recent fiscal quarter prior to the change of control ("Measurement Date") and (ii) 100% of target from the Measurement Date to the end of the three-year performance period.

--------------------------------------------------------------------------------

CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

    All individuals named in the Summary Compensation Table except Mr. Stewart have change of control employment agreements with the Company ("agreements") which are effective for 3-year periods and are automatically extended annually for additional 1-year periods unless notice to the contrary is given. The agreements are otherwise terminable during their periods of effectiveness only by termination of the executives' employment. Such termination in connection with a change in control of the Company (as defined in the agreements) will entitle an executive to benefits under the agreements. The agreements require continued employment of the executive following a change of control on an equivalent basis to employment immediately before such change of control. In the event that during the three-year period following a change of control, the executive terminates the executive's employment for good reason (as defined in the agreements) or, during the 30-day period commencing one year after the change of control, for any reason, or the Company terminates the executive's employment without cause (as defined in the agreements), the executive would be entitled to receive an immediate lump sum payment in an amount equal to three times the sum of such executive's then current salary, average long-term bonus and highest annual bonus plus service and earnings credits under any Company retirement plan, which would have been earned over, and the continuance of fringe benefits during, the three years after such termination (except as reduced by payments under long-term bonus plans made to an executive upon a change of control which relate to performance periods subsequent to such termination). The agreements provide that executives are to be made whole on an after-tax basis with respect to excise taxes payable under Section 4999 of the Code as a consequence of any payments made to them (whether or not under the agreements) being classified as "parachute payments" as defined in Section 280G of the Code.

    Mr. Stewart's employment agreement has a term ending March 31, 2000, provided three years' advance notice of termination is given by the Company. Unless and until such notice is given, the employment agreement will continue on a year-to-year basis through September 30, 2003 (Mr. Stewart's normal retirement date). Mr. Stewart's agreement provides that in the event of his voluntary or involuntary termination without cause following a change in control of the Company, he would be entitled to receive an immediate payment of salary and bonuses plus credits and benefits similar to those described in the preceding paragraph through the then current term of his agreement.

--------------------------------------------------------------------------------

SURVIVOR INCOME BENEFITS PLAN

    All named Executive Officers participate in this plan, under which benefits are payable to participants' surviving spouses (or dependent children if there is no spouse) if a participant dies prior to age 65 while employed by the Company. The benefit is approximately 50% of the participant's base pay at death and continues until the participant would have attained age 65. Accruals were made in fiscal 1998 for aggregate potential benefits payable under this plan, but no specific amounts for individual participants were calculated.

--------------------------------------------------------------------------------

POST-RETIREMENT LIFE INSURANCE PLAN

    Messrs. Stewart and Johnston participate in this plan, under which life insurance after retirement is provided at no cost to retirees in amounts equal to their base salaries at retirement. Such coverage is in addition to that provided under the Company's regular life insurance program. Accruals were made in fiscal 1998 for aggregate potential benefits payable under all Company life insurance plans, but no specific amounts for individual participants were calculated.

--------------------------------------------------------------------------------

PENSION PLANS

    The following table contains estimated annual retirement benefits payable under the Company's basic and excess defined benefit pension plans.

                               YEARS OF SERVICE
             -----------------------------------------------------
COMPENSATION    15         20         25         30         35
------------------------------------------------------------------
 $ 200,000   $  48,466  $  64,621  $  80,777  $  96,948  $ 114,448
   400,000     100,966    134,621    168,277    201,948    236,948
   600,000     153,466    204,621    255,777    306,948    359,448
   800,000     205,966    274,621    343,277    411,948    481,948
 1,000,000     258,466    344,621    430,777    516,948    604,448
 1,200,000     310,966    414,621    518,277    621,948    726,948
 1,400,000     363,466    484,621    605,777    726,948    849,448
 1,600,000     415,966    554,621    693,277    831,948    971,948
 1,800,000     468,466    624,621    780,777    936,948  1,094,448

    All individuals named in the Summary Compensation Table participate in the Company's pension plans. The number of full years of credited service at June 30, 1998, for each is as follows: Mr. Stewart, 25 years; Mr. Johnston, 21 years; Mr. Fuerholzer, 40 years; Mr. Gerow, 8 years; and Mr. Becky, 23 years.

    Upon reaching age 65, pension plan participants are eligible to receive annual retirement income, on a straight-life annuity basis, in monthly installments for life equal to 1.75% of salary plus annual bonus (as reported in the Summary Compensation Table), averaged over the five consecutive calendar years during which such compensation was highest out of the last ten years completed before age 65, for each year of credited service, less 1.67% of primary social security for each year of credited service (up to 30 years).

    Mr. Stewart participated in a predecessor company's pension plan prior to 1984. Upon retirement, he will receive 2% of compensation (calculated as described in the preceding paragraph), less 1.67% of primary social security, for each year of credited service prior to 1984. For subsequent credited service, he will receive benefits as described in the preceding paragraph. Consequently, his benefits will slightly exceed those in the above table in amounts varying with the extent of his pre-1984 credited service.

    Mr. Johnston participates in a supplemental executive retirement program
(SERP). Under the SERP, participants are entitled, upon normal or approved early retirement, to receive amounts which, together with standard Company pensions (including pensions of prior employers), equal 50% of their average compensation (salary plus standard annual bonus) with respect to the five consecutive highest earnings years out of the final ten years' service prior to retirement. Consequently, unless reduced as described below, the estimated total annual pension benefits of a SERP participant will approximate those shown in the column of the foregoing pension table which sets forth benefits for employees with 30 years of credited service.

    If approved early retirement occurs prior to age 62, the SERP pension is reduced by 0.33% for each full month from the early retirement date to age 62. If a change in control of the Company occurs and thereafter the employment of the SERP participant is terminated by the Company (other than for cause as defined in the employment agreements) or the individual's status as a SERP participant is terminated, the SERP pension vests as though the individual had retired early with approval on the date of such termination.

    In addition, SERP participants' rights under employment agreements concerning pension benefits following a change of control are preserved.

--------------------------------------------------------------------------------

            2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Upon recommendation by the Audit Committee, the Board has appointed Ernst & Young LLP as the independent auditing firm for the Company's fiscal year ending June 30, 1999. The Company has been advised that Ernst & Young LLP has no relationship with the Company or its subsidiaries other than that arising from the firm's employment as auditors.

    In accordance with a resolution of the Board, this selection is being presented to the shareholders for ratification at the 1998 Annual Meeting. While ratification by shareholders of this appointment is not required by law or the Company's articles of incorporation or by-laws, management believes that such ratification is desirable. In the event this appointment is not ratified by a majority vote of shareholders, the Board will consider that fact when it appoints independent auditors for the next fiscal year.

    Ernst & Young LLP has been the independent auditing firm for the Company and Old Morton since the latter's formation in 1989. Audit services provided to the Company by Ernst & Young LLP during fiscal 1998 consisted of the examination of the financial statements of the Company and its subsidiaries for that year and the preparation of various reports based thereon, as well as services relating to filings with the SEC and employee benefit plan audits.

    Representatives of Ernst & Young LLP are expected to be present at the 1998 Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions relating to that firm's examination of the Company's financial statements for fiscal 1998.

    THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP.

--------------------------------------------------------------------------------

              3.  DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

    Management does not now intend to bring before the 1998 Annual Meeting any matters other than those disclosed in the notice of the meeting. Should any matter requiring a vote of the shareholders be properly brought before the meeting by or at the direction of the Board, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote such shares in respect of any such matter in accordance with their best judgment.

    For business to be properly brought before an annual shareholders meeting by a shareholder, timely advance written notice thereof must be received by the Corporate Secretary of the Company at its principal executive offices in accordance with the Company's by-laws. No such notices were received for the 1998 Annual Meeting. For the Company's 1999 Annual Shareholders Meeting, any such notices must be received by the Company between July 24 and August 24, 1999.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

    Shareholder proposals, to be considered for inclusion in the proxy statement for the 1999 Annual Meeting of Shareholders, must be received by the Corporate Secretary of the Company at its principal executive offices no later than May 14, 1999.

By Order of the Board of Directors

/s/ Raymond P. Buschmann

Raymond P. Buschmann
Vice President for Legal Affairs,
General Counsel and Secretary
Chicago, Illinois
September 11, 1998

PROXY

MORTON INTERNATIONAL, INC.                    PROXY/VOTING INSTRUCTION CARD
100 NORTH RIVERSIDE PLAZA
CHICAGO, ILLINOIS 60606
-------------------------------------------------------------------------------

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           ON OCTOBER 22, 1998

The undersigned hereby appoints James R. Cantalupo, Edward J. Mooney and Raymond P. Buschmann, or any of them, each with power of substitution, as proxies to vote as specified on this card all shares of common stock of Morton International, Inc. (the "Company") registered in the name(s) of the undersigned on August 24, 1998, or in the name(s) of agents for the benefit of the undersigned in the Company's Book Entry Ownership Program, Dividend Reinvestment Plan, and/or Employee Savings & Investment Plan, at the Company's Annual Meeting of Shareholders on October 22, 1998, and at any and all adjournments thereof. Said proxies are authorized to vote in their discretion as to any other business which may properly come before the meeting. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE FOR PROPOSALS 1 and 2.

Receipt is acknowledged of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 1998, and Notice and Proxy Statement for the above Annual Meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

THE SIGNER(S) HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN BY THE SIGNER(S) TO VOTE AT SAID MEETING OR ANY ADJOURNMENTS THEREOF.

                                                               ----------------
                                                               SEE REVERSE SIDE
                                                               ----------------
-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                                           1601
/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

                      FOR      WITHHELD AS TO
                               ALL NOMINEES
1. Election of        / /           / /     NOMINEES: W. James Farrell,
   Directors.                                         Richard L. Keyser,
                                                      Rebecca A. McDonald and
                                                      Roger W. Stone

To withhold authority to vote for any nominee(s), mark the "FOR" box and write the name of each nominee not being voted for on the line below.

-------------------------------------------------

                                                  FOR       AGAINST     ABSTAIN
2. Ratification of appointment of
   Ernst & Young LLP as the Company's             / /         / /        / /
   independent auditors for fiscal 1999.

NOTE: Please date and sign exactly as name(s) appears hereon. If shares are held jointly or by two or more persons, each shareholder named should sign. Executors, administrators, trustees, etc., should so indicate when signing. If the signer is a corporation, please sign corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.


-------------------------------------------------------------------------------

SIGNATURE(S)                                     DATE
            ------------------------------------ ------------------------------
                              FOLD AND DETACH HERE

PROXY

MORTON INTERNATIONAL, INC.                        PROXY/VOTING INSTRUCTION CARD
100 NORTH RIVERSIDE PLAZA
CHICAGO, ILLINOIS 60606
-------------------------------------------------------------------------------

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           ON OCTOBER 22, 1998

The undersigned hereby appoints James R. Cantalupo, Edward J. Mooney and Raymond P. Buschmann, or any of them, each with power of substitution, as proxies to vote as specified on this card all shares of common stock of Morton International, Inc. (the "Company") registered in the name(s) of the undersigned on August 24, 1998, or in the name(s) of agents for the benefit of the undersigned in the Company's Book Entry Ownership Program, Dividend Reinvestment Plan, and/or Employee Savings & Investment Plan, at the Company's Annual Meeting of Shareholders on October 22, 1998, and at any and all adjournments thereof. Said proxies are authorized to vote in their discretion as to any other business which may properly come before the meeting. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE FOR PROPOSALS 1 and 2.

Receipt is acknowledged of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 1998, and Notice and Proxy Statement for the above Annual Meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

THE SIGNER(S) HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN BY THE SIGNER(S) TO VOTE AT SAID MEETING OR ANY ADJOURNMENTS THEREOF.

                                                               ----------------
                                                               SEE REVERSE SIDE
                                                               ----------------
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                             FOLD AND DETACH HERE

                                                                           4856
/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

                      FOR      WITHHELD AS TO
                               ALL NOMINEES
1. Election of        / /           / /     NOMINEES: W. James Farrell,
   Directors.                                         Richard L. Keyser,
                                                      Rebecca A. McDonald and
                                                      Roger W. Stone

To withhold authority to vote for any nominee(s), mark the "FOR" box and write the name of each nominee not being voted for on the line below.

-------------------------------------------------

                                                  FOR       AGAINST    ABSTAIN
2. Ernst & Young LLP as the Company's             / /         / /        / /
   independent auditors for fiscal 1999.

NOTE: Please date and sign exactly as name(s) appears hereon. If shares are held jointly or by two or more persons, each shareholder named should sign. Executors, administrators, trustees, etc., should so indicate when signing. If the signer is a corporation, please sign corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.


-------------------------------------------------------------------------------

SIGNATURE(S)                                     DATE
            ------------------------------------ ------------------------------
                              FOLD AND DETACH HERE


September 11, 1998

To: Participants in the Morton International, Inc. ("Company") Stock Fund of Employee Savings Plans

Re:  Annual Meeting of Company Shareholders to be held on October 22, 1998

Enclosed are the following:

1.  The Company's Annual Report to Shareholders for fiscal 1998

2. The Company's proxy statement dated September 11, 1998, which describes the matters to be voted upon at the meeting

3.  Proxy/Voting instruction card and postage-paid return envelope

Please complete, sign and return the proxy/voting instruction card. The Company stock allocated to your savings plan account as of August 24, 1998 (the Annual Meeting record date) will be voted in accordance with your instructions. These instructions will be kept confidential - they will not be disclosed to the Company or the Plan Administration Committee.

Your voting instructions must be received prior to October 19, 1998 to be included in the Trustee's vote at the Annual Meeting. Savings Plan shares for which voting instructions have not been received by that date will be voted by the Trustee as directed by the Company (subject to the Trustee's right to override).

In addition to voting shares in your savings plan account as you instruct, the enclosed card covers and will vote Company shares, if any, registered directly under the same social security number on the Company's shareholder records. Please request another proxy card from the Corporate Secretary's office (312-807-2420) if you wish to vote such other shares separately.


/s/ Christopher K. Julsrud
------------------------------
Christopher K. Julsrud
Chairman, Company Savings Plans' Administration Committee